                   DATED THIS   15th   DAY OF   September   2000


               (1) THE ROARING WATER BAY SPIRITS COMPANY LIMITED

                                      and

                          (2) COMANS WHOLESALE LIMITED


                      ------------------------------------
                             DISTRIBUTION AGREEMENT
                      ------------------------------------




                            GLEESON MCGRATH BALDWIN,
                                   SOLICITORS
                              29 ANGLESEA STREET,
                                    DUBLIN 2

                    DATED THIS     DAY OF              2000

PARTIES:

1 'The Manufacturer': THE ROARING WATER BAY SPIRITS COMPANY LIMITED a corporation organised and existing under the laws of Ireland, whose registered office is at 4 Herbert Place, Dublin 2.

2 'The Distributor': COMANS WHOLESALE LIMITED a company organised and existing under the laws of Ireland.

RECITALS:

(A) The Manufacturer manufactures vodka beverages including in particular "Boru Vodka" which said products are hereinafter cumulatively defined and referred to as "the Products".

(B) The Distributor has considerable selling and distribution experience in the Territory and the Manufacturer wishes that the Distributor act as the Manufacturer's exclusive and duly authorised Distributor for the Products therein.

OPERATIVE PROVISIONS:

1.   INTERPRETATION

1.1  In this Agreement, unless the context otherwise requires:

     'FORCE MAJEURE'          means, in relation to either party, any
                              circumstances beyond the reasonable control of that party (including, without limitation, any strike, lock-out or other form of industrial action)

     'INTELLECTUAL PROPERTY'  means any patent, copyright, registered design, trademark or other industrial or
                              intellectual property right subsisting or which the Manufacturer may wish to assert in the Territory or which the Manufacturer may wish to assert in respect of the Products.


'INVOICE VALUE'               means the sum invoiced by the Manufacturer to the
                              Distributor in respect of the Products, less any value added tax (or other taxes, duties or levies) and any amounts for transport or insurance included in the invoice.


'PRODUCTS'                    means, subject as provided in clause 3.2, such of
                              the products listed in Schedule 1 as are at the date of the Agreement in the range of products manufactured by or for the Manufacturer, and such other products as may from time to time be agreed in writing by the parties.


'RESTRICTED INFORMATION'      means any information which is disclosed to the
                              Distributor by the Manufacturer pursuant to or in connection with this Agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such).

'TERRITORY'                   means the Republic of Ireland excluding for the
                              avoidance of doubt any shops (whether duty free shops or otherwise) located in airports or ferry terminals (but not including public houses therein) and excluding any aeroplanes situate in or emanating from or travelling to the Republic of Ireland.

'TRADE MARKS'                 (a)  any and all trade marks registered in the
                                   name of the Manufacturer; and

                              (b) such other trade marks as are used by the Manufacturer on or in relation to the Products at any time during this Agreement

'YEAR OF THIS AGREEMENT'      means unless otherwise expressly provided a period
                              of 12 months from the date of this Agreement and each subsequent consecutive period of 12 months during the period of this Agreement.


1.2 Any reference in this Agreement to 'writing' or cognate expressions includes a reference to telex, cable, facsimile transmission or comparable means of communication.

1.3 Any reference in this Agreement to any provision of a statute shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

1.4 The headings in this Agreement are for convenience only and shall not affect its interpretation.

2.   APPOINTMENT OF DISTRIBUTOR

2.1 The Manufacturer hereby appoints the Distributor as its sole and exclusive distributor for the sale of the Products in the Territory, and the Distributor agrees to act in that capacity, subject to the terms and conditions of this Agreement.

2.2 The Distributor shall be entitled to describe itself as the Manufacturer's 'Authorised Distributor' for the Products, but shall not hold itself out as the Manufacturer's agent for sales of the Products or as being entitled to bind the Manufacturer in any way.

2.3 The parties have agreed on the target of rates which the distributor shall endeavour to achieve and those targets are as set out in the Second Schedule hereto. The price at which the Products shall be invoiced to the Distributor shall be set out therein.

2.4  The Distributor shall not:

     2.4.1 seek customers, establish any branch or maintain any distribution depot for the Products in any country which is outside the Territory or

     2.4.2  sell the Products to any customer in any country which is:

            (a)  outside the Territory or

            (b) within the Territory if to the knowledge of the Distributor that customer intends to resell the Products in any country which is outside the Territory.

3.   SUPPLY OF THE PRODUCTS

3.1 Subject as provided in clauses 3.2 hereafter the Manufacturer shall supply the Product to the Distributor on such reasonable terms as the parties shall agree.

3.2 The Manufacturer shall not be under any obligation to continue the manufacture of all or any of the Products, and shall be entitled to make such alterations to the specifications of the Products as it may think fit.

3.3 Each order for the Products shall constitute a separate contract, and any default by the Manufacturer in relation to any one order shall not entitle the Distributor to treat this Agreement as terminated.

3.4 The Distributor shall, in respect of each order for the Products to be supplied hereunder, be responsible for:

     3.4.1  ensuring the accuracy of the order;

     3.4.2 providing the Manufacturer with any information which is necessary in order to enable the Manufacturer to fulfil the order and to comply with all labelling, marketing and other applicable legal requirements in the Territory; and

     3.4.3 obtaining any necessary import licences, certificates of origin or other requisite documents, and paying all applicable customs, duties and taxes in respect of the importation of the Products into the Territory and their resale in the Territory.

3.5 The Distributor shall give the Manufacturer not less than 2 months' written notice of its estimated requirements of the Products for each month, and shall promptly notify the Manufacturer of any changes in circumstances which may affect its requirements.

3.6 Upon receipt and confirmation of each order the Manufacturer shall as soon as is practicable inform the Distributor of the Manufacturer's estimated delivery date for the consignment. The Manufacturer shall use all reasonable endeavours to meet the delivery date, but time of delivery shall not be of the essence and accordingly the Manufacturer shall have no liability to the Distributor if, notwithstanding such endeavours, there is any delay in delivery.

3.7 The title to any consignment of the Products shall not pass to the Distributor until the Manufacturer has received payment in full of the price therefor.

3.8 Risk of loss or of damage to any consignment of the Product shall pass to the Distributor from the time the Distributor collects the Product from the Manufacturer's premises.

4.   PAYMENT FOR THE PRODUCTS

4.1 All Products to be supplied by the Manufacturer pursuant to this Agreement shall be sold on an ex works basis, and accordingly the Distributor shall, in addition to the price, be liable for arranging and paying all costs of transport and insurance.

4.2 Where the Manufacturer agrees to arrange for transport and insurance as agent for the Distributor, the Distributor shall reimburse to the Manufacturer the full costs thereof and all the applicable provisions of this Agreement shall apply with respect to the payment of such costs as they apply to payment of the price of the Products.

4.3 Subject to the provisions of paragraph 2.4 above and to the invoice costings set out in the second schedule hereto, the prices for all Products to be supplied hereunder shall be the Manufacturer's ex works list prices from time to time, inclusive of packaging costs, and accordingly the Manufacturer shall:

     4.3.1 supply to the Distributor up to date copies of all price lists for the Products from time to time; and

     4.3.2 give the Distributor not less than 3 month's notice in writing of any alteration in such list prices, and the prices as so altered shall apply to all Products delivered on and after the applicable date of the increase, including outstanding orders.

4.4 If the Distributor fails to pay the price for any Products on or before the last day of the month following the month of delivery of the Product by the Manufacturer to the Distributor or on or before the last day of the calendar month following the date of collection of the Product by the Distributor, the Manufacturer will be entitled (without prejudice to any other right or remedy it may have) to:

     4.4.1 cancel or suspend any further delivery to the Distributor under any order;

     4.4.2 sell or otherwise dispose of any Products which are subject of any order by the Distributor, whether or not appropriated thereto, and apply the proceeds of sale to the overdue payment.

4.5  All prices for the Products are exclusive of any applicable value added tax
     (VAT) or any other sales tax, for which the Distributor shall be additionally liable.

4.6 All payments shall be made by the Distributor in Irish Pounds (or Euro) to the Manufacturer.

5.   MARKETING OF THE PRODUCTS

5.1 The Distributor shall use its best endeavours to promote the sale of the Products throughout the Territory and, subject to compliance by the Manufacturer of its obligations under clause 3.1 to satisfy market demand therefor.

5.2 The Distributor and the Manufacturer shall together consult with each other periodically to discuss the implementation of marketing proposals in respect of the products. The Distributor shall be entitled to resell the Products to its customers at such prices as each of the parties shall agree.

5.3 The Distributor shall maintain such stocks of the Products as may be necessary to meet its customers' requirements.

5.4 In connection with the distribution and marketing of the Products the Distributor shall:

     5.4.1 make clear, in all dealings with customers and prospective customers, that it is acting as distributor of the Products and not as agent of the Manufacturer;

     5.4.2 comply with all legal requirements from time to time in force relating to the storage and sale of the Products;

     5.4.3 from time to time consult with the Manufacturer's representatives for the purpose of assessing the state of the market in the Territory and permit them to inspect any premises used by the Distributor in connection with the sale of Products;

     5.4.4 use in relation to the Products only such advertising, promotional and selling materials as are approved in writing by the Manufacturer;

     5.4.5 the Manufacturer will have primary responsibility for the marketing of the product and will liase with the Distributor on a quarterly basis in relation to the advertising, marketing and promotion of the product.

6.   SUPPORT AND TRAINING

6.1 The Manufacturer shall from time to time provide the Distributor with such samples, catalogues, brochures and up to date information concerning the Products as the Manufacturer may consider appropriate or as the Distributor may reasonably require in order to assist the Distributor with the sale of the Products in the Territory, and the Manufacturer shall endeavour to answer as soon as practicable any technical enquiries concerning the Products which are made by the Distributor or its customers.

6.2 In any case where employees of either party visit the premises of the other for the purposes of this Agreement, the first mentioned party shall:

     6.2.1 procure that each such employee complies with all security, safety and other regulations which apply to or are in force at the other party's premises; and

     6.2.2 indemnify the other party against any direct damage to property of the other party which is caused by any act or omission of any such employee at the other party's premises.

7.   INTELLECTUAL PROPERTY

7.1  The Manufacturer hereby authorises the Distributor to use the Trade
     Marks in the Territory on or in relation to the Products for the purposes only of exercising its rights and performing its obligations under this Agreement.

7.2 The Distributor shall ensure that each reference to and use any of the Trade Marks by the Distributor is in a manner from time to time approved by the Manufacturer and accompanied by an acknowledgement, in a form approved by the Manufacturer, that the same is a trade mark (or registered trade mark) of the Manufacturer.

7.3  The Distributor shall not:

     7.3.1     make any modifications to the Products or their packaging;

     7.3.2 alter, remove or tamper with any Trade Marks, numbers, or other means of identification used on or in relation to the Products;

     7.3.3 use any of the Trade Marks in any way which might prejudice their distinctiveness or validity or the goodwill of the Manufacturer therein;

     7.3.4 use in relation to the Products any trade marks other than the Trade Marks without obtaining the prior written consent of the Manufacturer; or

     7.3.5 use in the Territory any trade marks or trade names so resembling any trade mark or trade names of the Manufacturer as to be likely to cause confusion or deception.

7.4 Except as provided in clause 7.1 above the Distributor shall have no rights in respect of any trade names or trade marks used by the Manufacturer in relation to the Products.

7.5 The Distributor shall, at the expense of the Manufacturer, take all such steps as the Manufacturer may reasonably require to assist the Manufacturer in maintaining the validity and enforceability of the Intellectual Property of the Manufacturer during the term of this Agreement.

7.6 The Distributor shall at the request of the Manufacturer execute such registered user agreements of licences in respect of the use of the Trade Marks in the Territory as the Manufacturer may reasonably require, provided that the provisions thereof shall not be more onerous or restrictive than the provisions of this Agreement.

7.7 Without prejudice to the right of the Distributor or any third party to challenge the validity of any Intellectual Property of the Manufacturer, the Distributor shall not do or authorise any third party to do any act which would or might invalidate or be inconsistent with any Intellectual Property of the Manufacturer and shall not omit or authorise any third party to omit to do any act which, by its omission, would have that effect or character.

7.8 The Distributor shall promptly and fully notify the Manufacturer of any actual, threatened or suspected infringement in the Territory of any Intellectual Property of the Manufacturer which comes to the Distributor's notice, and of any claim by any third party so coming to its notice that the importation of the Products into the Territory, or their sale therein, infringes any rights of any other person, and the Distributor shall at the request and expense of the Manufacturer do all such things as may be reasonably required to assist the Manufacturer in taking or resisting any proceedings in relation to any such infringement or claim.

8.   CONFIDENTIALLY

8.1 Except as provided by clauses 8.2 and 8.3, the Distributor shall at all times during the continuance of this Agreement and after its termination;

     8.1.1 use its best endeavours to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person; and

     8.1.2 not use any Restricted Information for any purpose other than the performance of the obligations under this Agreement.

8.2  Any Restricted Information may be disclosed by the Distributor to:

     8.2.1  any customers or prospective customers;

     8.2.2  any governmental or other authority or regulatory body; or

     8.2.3 any employees of the Distributor or of any of the aforementioned persons,

     to such extent only as is necessary for the purposes contemplated by this Agreement, or as is required by law and subject in each case to the Distributor using its best endeavours to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

8.3 Any Restricted Information may be used by the Distributor for any purpose, or disclosed by the Distributor to any other person, to the extent only that:

     8.3.1 it is at the date hereof, or hereafter becomes, public knowledge through no fault to the Distributor (provided that in doing so the

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
                Distributor shall not disclose any Restricted Information which is not public knowledge); or

      8.3.2 it can be shown by the Distributor, to the reasonable satisfaction of the Manufacturer, to have been known to it prior to its being disclosed by the Manufacturer to the Distributor.

9.    FORCE MAJEURE

9.1 If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent hereof.

9.2 Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party; and the time for performance of that obligation shall be extended accordingly.

9.3 If the Force Majeure in question prevails for a continuous period in excess of six months, the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may by fair and reasonable.

10.   DURATION AND TERMINATION

10.1 This Agreement reflects the arrangements which came into force on 15th September, 1998 (hereinafter called "the commencement date") and subject as provided herein shall continue in force for a period of five years from then and thereafter shall continue on a year to year basis until termination by either party, subject to termination by either party on giving twelve months notice in writing to the other party, such notice to be served on the receiving party on the appropriate anniversary day of the commencement date.

10.2 Either party shall be entitled forthwith to terminate this Agreement by written notice to the other if:

      10.2.1 that other party commits any material, significant and fundamental breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

      10.2.2 an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other party;

      10.2.3 that other party makes any voluntary arrangement with its creditors or becomes subject to an administration order;

      10.2.4 that other party goes into liquidation (except for the purposes or amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

      10.2.5 anything analogues to any of the foregoing under the law of any jurisdiction occurs in relation to that party; or

      10.2.6 that other party ceases, or threatens to cease, to carry on business.

10.3 For the purposes of clause 10.2.1, a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all


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
respects other than as to the time of performance (provided that time of performance is not of the essence).

10.4 Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision thereof.

10.5 The rights to terminate this Agreement given by this clause shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

11.   CONSEQUENCES OF TERMINATION

11.1  Upon the termination of this Agreement for any reason:-

      11.1.1 the Manufacturer shall be entitled (but not obliged) to repurchase from the Distributor all or part of any stocks of the Products then held by the Distributor at its Invoice value provided that:

               (a) the Manufacturer shall be responsible for arranging and for the cost of, transport and insurance; and

               (b) the Distributor may sell stock for which it has accepted orders from customers prior to the date of termination, or in respect of which the Manufacturer does not, by written notice given to the Distributor within 7 days after the date of termination exercise its right to repurchase, and for those purposes and to that extent the provisions of this Agreement shall continue in full force and effect;

      11.1.2 the Distributor shall at its own expense within 30 days send to the Manufacturer or otherwise dispose of in accordance with the directions of the Manufacturer all samples of the Products and any advertising, promotional or sales material relating to the Products then in the possession of the Distributor.

     11.1.3 the Distributor shall cease to promote, market or advertise the Products or to make any use of the Trade Marks other than for the purpose of selling stock in respect of which the seller does not exercise its right of repurchase;

     11.1.4 the Distributor shall at its own expense join with the Manufacturer in procuring the cancellation of any registered user agreements entered into pursuant to clause 7.6;

     11.1.5  the provisions of clauses 8 shall continue in force.

12.  NATURE OF AGREEMENT

     12.1.1 Each of The Parties hereto shall be entitled to perform any of the obligations undertaken by it and to exercise any of the rights granted to it under this Agreement through any other company which at the relevant time is its holding company of subsidiary (as defined by S155 of the Companies Act 1963) or the subsidiary of any such holding company and any act or omission of any such company shall for the purposes of this Agreement be deemed to be the act or omission of the Manufacturer.

     12.1.2 the Manufacturer shall maintain a full and adequate policy of product liability insurance in respect of all of the Products manufactured by our supplied to the Distributor, such policy of insurance to be maintained with a level and degree of cover which will in all respects be satisfactory and acceptable to the Distributor's insurance advisors from time to time and the Manufacturer hereby indemnifies the

             Distributor against all actions, costs, claims, expenses, proceedings and remand arising directly or indirectly as a result of any third party claim being made against the Distributor in respect of any defective products or products of unmarketable quality being manufactured by or made available to the Distributor.

      12.2 This Agreement is personal as between the parties hereto and the Manufacturer may not assign this Agreement or the rights or obligation arising hereunder.

      12.3 This Agreement is personal to the Distributor, which may not without the written consent of the Manufacturer, assign, mortgage, charge (otherwise than by floating charge) or dispose of any of its rights hereunder, or sub-contract of otherwise delegate any of its obligations hereunder.

      12.4 It is agreed that in the event of the Manufacturer selling the "Boru Vodka" brand during this Agreement, the Distributor will be entitled to continue to sell and distribute the products for the following eighteen months or (at its manufacturer's sole discretion) be compensated by an amount equivalent to the Gross Margin earned on the previous 15 months sale of Boru brands.

      12.5 If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or in part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.

13.  ARBITRATION AND PROPER LAW

      13.1 Any dispute arising out of or in connection with this Agreement shall be referred to the arbitration of a single arbitrator appointed by agreement between the parties or, in default of agreement, nominated on the application of either party by the President for the time being of The Law Society.

13.2 This Agreement shall be governed by and construed in all respects in accordance with the Laws of Ireland and each party hereby submits to the non-exclusive jurisdiction of the Irish Courts.

14.   NOTICES AND SERVICE

14.1 Any notice or other information required or authorised by this Agreement to be given by either party to the other may be given by hand or sent (by first class pre-paid post, telex, cable, facsimile transmission or comparable means of communication) to the other party at the address referred to in clause 14.4.

14.2 Any notice or other information given by post pursuant to clause 14.1 which is not returned to the sender as undelivered shall be deemed to have been given on the [ ] day after the envelope containing the same was so posted; and proof that the envelope containing any such notice of information was properly addressed, pre-paid, registered and posted, and that it has not been so returned to the sender, shall be sufficient evidence that such notice or information has been duly given.

14.3 Any notice or other information sent by telex, cable, facsimile transmission or comparable means of communication shall be deemed to have been duly sent on the date of transmission, provided that a confirming copy thereof is sent by first class pre-paid post to the other party at the address referred to in clause 14.4 within 24 hours after transmission.

14.4 Service of any legal proceedings concerning or arising out of this Agreement shall be effected by causing the same to be delivered to [the Company Secretary of] the party to be served at its principal place of business (in the case of the Manufacturer) or its registered office (in the case of the

Distributor), or to such other address as may from time to time be notified in writing by the party concerned.

                                   SCHEDULE 1

                                    PRODUCTS

(1) Boru Vodka    (Original)                  12 x 700 ml Bottles
(2) Boru Vodka    (Strong)                    12 x 1.0 Litre Bottles
(3) Boru Vodka    (Trinity)                   6 x 3 x 200 ml Bottles


                                   SCHEDULE 2

                                    TARGETS

(1)                               (2)                     (3)
Year                              9 Litre Cases           Aggregate Invoice
                                                          Value (IRL)

1 (15/9/98 - 14/9/99)             10,000                  IRL400,000
2 (15/9/99 - 14/9/2000)           20,000                  IRL800,000
3 (15/9/2000 - 14/9/2001)         40,000                  IRL1,600,000
4 (15/9/2001 - 14/9/2002)         50,000                  IRL2,000,000
5 (15/9/2002 and each
twelve month period thereafter    60,000                  IRL2,400,000

SIGNED on behalf of

THE ROARING WATER BAY SPIRITS COMPANY LIMITED

in the presence of:-


                                        /s/ [illegible]

                                        /s/ [illegible]

SIGNED on behalf of

COMANS WHOLESALE LIMITED

in the presence of:-


                                        /s/ [illegible]

                                        /s/ [illegible]





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